UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2012

WESTMOUNTAIN INDEX ADVISOR, INC.
 (Exact Name of Small Business Issuer as specified in its charter)

Colorado	000- 53028	26-1315498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 2186 S. Holly St., Suite 104, Denver, CO 80222
 (Address of principal executive offices including zip code)

(303) 800-0678
 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

123 North College Ave, Ste 200, Ft. Collins, Colorado 80524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.03.    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On September 17, 2012, the Company entered into Amended and Restated Revolving Credit Loan and Security and Secured Convertible Promissory Note Agreements with BOCO Investments, LLC (“BOCO”), an existing lender to and shareholder in the Company. On October 1, 2012, the Company entered into a Warrant to Purchase Stock Agreement with BOCO related to this financing (such Agreements and Warrant, the “Transaction Documents”).

The Transaction Documents supersede the Revolving Credit Loan and Security, Secured Convertible Promissory Note and Warrant to Purchase Stock Agreements  entered into on August 8, 2012 with BOCO as reported in the Company 8-K filed on Aug. 2012.

Under the Transaction Documents, the Company issued an Amended and Restated Secured Convertible Promissory Note (“Note”) in the principal amount of $1,853,965. The Note is due July 31, 2013 and provides for interest at 15% payable in arrears. The Note and accrued interest are convertible into common stock at the lesser of $3.00 or the lowest price at which common shares in the Company are issued in any round of financing commencing after the date of this Note and prior to the conversion discounted price at the discretion of BOCO. The Note is secured by a security interest in the Company’s assets to secure the Company’s performance under the Note.  The Note includes and replaces previously issued notes for for $350,000 dated November 15, 2011 and $50,000 dated June 1, 2012. In addition, the Company issued a Warrant to purchase 1,853,965 shares of common stock at the lesser of $1.50 or the lowest price at which common shares in the Company are issued in any round of financing commencing after the date of this Note. The Warrant expires September 30, 2017. There are no registration requirements. The Transaction Documents place certain operating restrictions on the Company.

The Agreements also contains certain representations and warranties of the Company and BOCO, including customary investment-related representations provided by BOCO, as well as acknowledgements by BOCO that it has reviewed certain disclosures of the Company (including the periodic reports that the Company has filed with the SEC) and that the Company’s issuance of the shares has not been registered with the SEC or qualified under any state securities laws.  The Company provided customary representations regarding, among other things, its organization, subsidiaries, disclosure reports, absence of certain legal or governmental proceedings, financial statements, tax matters, insurance matters, real property and other assets, and compliance with applicable laws and regulations.  The  representations and warranties made to BOCO are qualified in their entirety (to the extent applicable) by the Company’s disclosures in the reports it files with the SEC.  The Company also delivered confidential disclosure schedules qualifying certain of its representations and warranties in connection with executing and delivering the Agreement.

In addition to the Transaction Documents described above, on September 11, 2012, the Company entered into a Consulting Agreement with BOCO and on October 1, 2012, the Company entered into a Warrant to Purchase Stock Agreements with BOCO related to Consulting Agreement. In addition, the Company issued a Warrant to purchase 1,250,000 shares of common stock at $0.25 per share. The Warrant expires September 30, 2017. There are no registration requirements.

The foregoing description of the Transaction Documents, the Consulting Agreement and related Warrant is qualified in its entirety by reference to the complete terms and conditions of these documents, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 and which are incorporated by reference into this Item 2.03.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits –

Exhibit No.	Description

10.1	Amended and Restated Revolving Credit Loan and Security Agreement dated September 17, 2012 by and between WestMountain Index Advisor, Inc. and BOCO Investments, LLC.

10.2	Amended and Restated Secured Convertible Promissory Note dated September 17, 2012 by and between WestMountain Index Advisor, Inc. and BOCO Investments, LLC.

10.3	Consulting Agreement dated September 11, 2012 by and between WestMountain Index Advisor, Inc. and BOCO Investments, LLC.

10.4	Warrant to Purchase Stock dated October 1, 2012 by and between WestMountain Index Advisor, Inc. and BOCO Investments, LLC.

10.5	Warrant to Purchase Stock dated October 1, 2012 by and between WestMountain Index Advisor, Inc. and BOCO Investments, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: WestMountain Index Advisor, Inc.

	By:	/s/ Gregory Schifrin
Gregory Schifrin,
CEO
October 10, 2012

Exhibit No.	Description

10.1	Amended and Restated Revolving Credit Loan and Security Agreement dated September 17, 2012 by and between WestMountain Index Advisor, Inc. and BOCO Investments, LLC.

10.2	Amended and Restated Secured Convertible Promissory Note dated September 17, 2012 by and between WestMountain Index Advisor, Inc. and BOCO Investments, LLC.

10.3	Consulting Agreement dated September 11, 2012 by and between WestMountain Index Advisor, Inc. and BOCO Investments, LLC.

10.4	Warrant to Purchase Stock dated October 1, 2012 by and between WestMountain Index Advisor, Inc. and BOCO Investments, LLC.

10.5	Warrant to Purchase Stock dated October 1, 2012 by and between WestMountain Index Advisor, Inc. and BOCO Investments, LLC.